Exhibit 21.1
Subsidiaries of the Registrant
The following entities are expected to be subsidiaries of the registrant upon completion of the distribution (as defined in the information statement attached as Exhibit 99.1 to the registration statement of which this Exhibit 21.1 is a part). The names of other entities that are expected to be subsidiaries of the registrant are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Name of Subsidiary	Jurisdiction of Incorporation
Baker Electronics, Inc.	Florida
CAES Mission Systems LLC	Delaware
CAES Systems LLC	Delaware
Civitanavi Systems S.p.A	Italy
COM DEV Europe Limited	United Kingdom
EMS Defense Technologies, Inc.	Georgia
EMS Technologies Canada, Ltd.	Canada
Grimes Aerospace LLC	Delaware
Honeywell Aerospace Avionics Malaysia Sdn Bhd	Malaysia
Honeywell Aerospace de México, S. de R.L. de C.V.	Mexico
Honeywell Aerospace de Puerto Rico, Inc.	Puerto Rico
Honeywell Aerospace GmbH	Germany
Honeywell Aerospace International Inc.	Canada
Honeywell Aerospace IP Holdings Inc.	Delaware
Honeywell Aerospace Malaysia Sdn. Bhd.	Malaysia
Honeywell Aerospace Olomouc s.r.o.	Czech Republic
Honeywell Aerospace Singapore Pte. Ltd.	Singapore
Honeywell Aerospace UK	United Kingdom
Honeywell Aerospace US LLC	Delaware
Honeywell Avionics (Shanghai) Co., Ltd.	China
Honeywell Federal Manufacturing & Technologies, LLC	Delaware
Honeywell II Srl	Italy
Honeywell Ingeniería y Tecnología Aerospacial de Mexico, S. de R.L. de C.V.	Mexico
Honeywell International s.r.o.	Czech Republic
Honeywell International SARL	Switzerland
Honeywell Regelsysteme GmbH	Germany
Honeywell TAECO Aerospace (Xiamen) Company Limited	China
Honeywell UK Limited	United Kingdom
Hyperion Environmental GP LLC I	Delaware
Hyperion Environmental GP LLC II	Delaware
Hyperion Environmental LLLP I	Delaware
Hyperion Environmental LLLP II	Delaware
Hyperion Holdco Sub LLC	Delaware
International Turbine Engine Company LLC	Delaware
National Technology & Engineering Solutions of Sandia, LLC	Delaware
Rocky Research	Nevada
Satcom1 Airtime Services ApS	Denmark
The Hymatic Engineering Company Ltd	United Kingdom